Summary Financial Statements of Dollar General Corporation

Set forth below are summary financial statements of the parent guarantor of the properties included in the portfolio of American Realty Capital Properties, Inc. and American Realty Capital Trust III, Inc. on a pro forma basis. Dollar General Corporation currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Dollar General Corporation are taken from such filings:

	For the 39 Weeks Ended November 2, 2012 (Unaudited)	Fiscal Year Ended
(Amounts in Thousands)		February 3, 2012 (Audited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)
Consolidated Condensed Statements of Income
Net sales	$11,814,507	$14,807,188	$13,035,000	$11,796,380
Operating profit	1,132,927	1,490,804	1,274,065	953,258
Net income	635,240	766,685	627,857	339,442

(Amounts in Thousands)	November 2, 2012 (Unaudited)	February 3, 2012 (Audited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$10,273,677	$9,688,520	$9,546,222	$8,863,519
Long-term obligations	3,023,367	2,617,891	3,287,070	3,399,715
Total liabilities	5,538,815	5,020,025	5,491,743	5,473,221
Total shareholders’ equity	4,734,862	4,668,495	4,054,479	3,390,298